Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Class A common stock, par value $0.0001, of Skillz Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 28, 2020

LAURENCE A. TOSI

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi

WESTCAP MANAGEMENT, LLC

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Managing Member

WESTCAP STRATEGIC OPERATOR FUND GP, LIMITED

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Director

WESTCAP STRATEGIC OPERATOR FUND, L.P.
By: WestCap Strategic Operator Fund GP, Limited, its General Partner

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Director

WESTCAP SKILLZ 2020 CO-INVEST, LLC
By: WestCap Management, LLC, its Managing Member

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Managing Member

WESTCAP SKILLZ, LLC By: WestCap Management, LLC, its Managing Member

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Managing Member

WESTCAP SKILLZ 2020-A, LLC
By: WestCap Strategic Operator Fund, L.P., its Sole Member
By: WestCap Strategic Operator Fund GP, Limited, its General Partner

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Director

WESTCAP SKILLZ 2020-A1, LLC
By:	WestCap Strategic Operator Fund, L.P., its Sole Member
By:	WestCap Strategic Operator Fund GP, Limited, its General Partner

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Director

WESTCAP SKILLZ 2020, LLC
By:	WestCap Management, LLC, its Managing Member

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Managing Member